Exhibit 99.1

Contacts:

Investor Relations

Alan Roden

Verint Systems Inc.

(631) 962-9304

alan.roden@verint.com

Press Release

Verint Announces Second Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 8:30 a.m.

MELVILLE, N.Y., September 8, 2011 — Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the quarter ended July 31, 2011.

“We are pleased with our second quarter performance, which reflects strong sequential revenue growth in both workforce optimization and security intelligence.  Behind Verint’s success is a commitment to innovation, as we continue to invest for long-term growth and sustained leadership in the actionable intelligence market,” said Dan Bodner, CEO and President of Verint Systems Inc.

Below is selected financial information for the three and six months ended July 31, 2011 and 2010 prepared in accordance with generally accepted accounting principles (“GAAP”) and not prepared in accordance with GAAP (“non-GAAP”).

	Selected GAAP Information
	Three Months Ended July 31,		Six Months Ended July 31,
(Dollars in thousands, except per share data)	2011	2010	2011	2010

Revenue	$194,959	$180,676	$371,291	$353,289

Gross Profit	125,850	120,330	246,833	235,136
Gross Margin	64.6%	66.6%	66.5%	66.6%

Operating Income	21,410	23,799	40,244	19,817
Operating Margin	11.0%	13.2%	10.8%	5.6%

Diluted Net Income (Loss) per Common Share Attributable to Verint Systems Inc.	$0.17	$0.23	$0.08	$(0.35)

	Selected Non-GAAP Information
	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010

Revenue	$195,686	$180,676	$372,253	$353,289

Gross Profit	130,303	123,785	255,140	243,232
Gross Margin	66.6%	68.5%	68.5%	68.8%

Operating Income	40,386	46,323	79,903	88,602
Operating Margin	20.6%	25.6%	21.5%	25.1%

Diluted Net Income per Common Share Attributable to Verint Systems Inc.	$0.57	$0.69	$1.13	$1.25

Outlook for the Year Ending January 31, 2012

•      We are increasing our annual revenue growth guidance from approximately 8% to approximately 9%  compared to the year ended January 31, 2011.

•      We are targeting a non-GAAP operating margin in the low 20%.

Conference Call Information

We will be conducting a conference call today at 8:30 a.m. to discuss our results for the second quarter and outlook for the year ending January 31, 2012.  An on-line, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-888-713-4214 (United States) and 1-617-213-4866 (international) and the passcode is 56607528.  Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Table 2 as well as “Supplemental Information About Non-GAAP Financial Measures” at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2012.

About Verint Systems Inc.

Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services.  Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place.  More than 10,000 organizations in over 150 countries—including over 85 percent of the Fortune 100—use Verint Actionable Intelligence solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text.  Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners.  Visit us at our website www.verint.com.

Cautions About Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks associated with keeping pace with technological changes and evolving industry standards in our product offerings and with successfully introducing new, quality products which meet customer needs and achieve market acceptance; risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than we have; risks associated with successfully competing for, consummating, and implementing mergers and acquisitions, including risks associated with capital constraints, costs and expenses, management distraction, post-acquisition integration activities, and potential asset impairments; risks that customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with being a consolidated, controlled subsidiary of Comverse Technology, Inc. (“Comverse”) and formerly part of Comverse’s consolidated tax group, including risks of any future impact on us resulting from Comverse’s extended filing delay or any other future issues; risks associated with Comverse controlling our board of directors and the outcome of all matters submitted for stockholder action, including the approval of significant corporate transactions, such as certain equity issuances or mergers and acquisitions, as well as speculation or announcements regarding Comverse’s strategic plans; risks that products may contain undetected defects, which could expose us to substantial liability; risks associated with allocating limited financial and human resources to business, development, strategic or other opportunities that may not come to fruition or produce satisfactory returns; risks associated with significant foreign and international operations, including exposure to regions subject to political instability and fluctuations in exchange rates; risks associated with complex and changing local and foreign regulatory environments; risks associated with our ability to recruit and retain qualified personnel in geographies in which we operate; challenges in accurately forecasting revenue and expenses and maintaining profitability; risks relating to our ability to improve our infrastructure to support growth; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks that we improperly handle sensitive or confidential information or the perception of such mishandling; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers (“OEMs”) for certain components of our products; risks that we are unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks that contract terms may expose us to unlimited liability or other unfavorable positions and risks that we may experience losses that are not covered by insurance; risks that we will experience liquidity or working capital issues and related risks that financing sources will be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position; risks that we will be unable to comply with the leverage ratio covenant under our credit facility; risks that our credit rating could be downgraded or placed on a credit watch; risks relating to timely implementation of new accounting pronouncements or new interpretations of existing accounting pronouncements and related risks of future restatements or filing delays; risks associated with future regulatory actions or private litigations relating to our extended filing delay and related circumstances; and risks that use of our tax benefits may be restricted or eliminated in the future.  We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2011.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, ACTIONABLE INTELLIGENCE FOR A SMARTER WORKFORCE, VERINT VERIFIED, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.

Table 1

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010

Revenue:
Product	$100,423	$93,103	$183,701	$185,173
Service and support	94,536	87,573	187,590	168,116
Total revenue	194,959	180,676	371,291	353,289
Cost of revenue:
Product	33,214	29,866	55,745	56,718
Service and support	33,210	28,260	63,378	56,982
Amortization of acquired technology	2,685	2,220	5,335	4,453
Total cost of revenue	69,109	60,346	124,458	118,153
Gross profit	125,850	120,330	246,833	235,136
Operating expenses:
Research and development, net	26,808	22,049	53,176	48,481
Selling, general and administrative	72,217	69,144	142,452	156,161
Amortization of other acquired intangible assets	5,415	5,338	10,961	10,677
Total operating expenses	104,440	96,531	206,589	215,319
Operating income	21,410	23,799	40,244	19,817
Other income (expense), net
Interest income	146	117	294	200
Interest expense	(7,857)	(5,936)	(16,651)	(11,884)
Loss on extinguishment of debt	—	—	(8,136)	—
Other income (expense), net	738	(2,448)	1,750	(6,146)
Total other expense, net	(6,973)	(8,267)	(22,743)	(17,830)
Income before provision for income taxes	14,437	15,532	17,501	1,987
Provision for income taxes	3,163	3,141	4,672	5,212
Net income (loss)	11,274	12,391	12,829	(3,225)
Net income attributable to noncontrolling interest	799	916	2,466	1,508
Net income (loss) attributable to Verint Systems Inc.	10,475	11,475	10,363	(4,733)
Dividends on preferred stock	(3,707)	(3,554)	(7,256)	(6,957)
Net income (loss) attributable to Verint Systems Inc. common shares	$6,768	$7,921	$3,107	$(11,690)

Net income (loss) per common share attributable to Verint Systems Inc.
Basic	$0.18	$0.24	$0.08	$(0.35)
Diluted	$0.17	$0.23	$0.08	$(0.35)

Weighted-average common shares outstanding
Basic	38,557	33,272	37,984	32,972
Diluted	39,377	35,006	39,239	32,972

Table 2

Verint Systems Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Results

(Unaudited)

(In thousands, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Table of Reconciliation from GAAP Revenue to Non-GAAP Revenue
GAAP revenue	$194,959	$180,676	$371,291	$353,289
Revenue adjustments related to acquisitions	727	—	962	—
Non-GAAP revenue	$195,686	$180,676	$372,253	$353,289

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$125,850	$120,330	$246,833	$235,136
Revenue adjustments related to acquisitions	727	—	962	—
Amortization of acquired technology	2,685	2,220	5,335	4,453
Stock-based compensation expenses	627	1,235	1,596	3,643
Other adjustments	414	—	414	—
Non-GAAP gross profit	$130,303	$123,785	$255,140	$243,232

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income

GAAP operating income	$21,410	$23,799	$40,244	$19,817
Revenue adjustments related to acquisitions	727	—	962	—
Amortization of acquired technology	2,685	2,220	5,335	4,453
Amortization of other acquired intangible assets	5,415	5,338	10,961	10,677
Stock-based compensation expenses	6,641	8,035	14,191	26,004
Other adjustments	3,491	864	7,202	1,371
Expenses related to our filing delay	17	6,067	1,008	26,280
Non-GAAP operating income	$40,386	$46,323	$79,903	$88,602

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(6,973)	$(8,267)	$(22,743)	$(17,830)
Loss on extinguishment of debt	—	—	8,136	—
Unrealized (gains) losses on derivatives, net	(377)	(3,796)	730	(7,763)
Non-GAAP other expense, net	$(7,350)	$(12,063)	$(13,877)	$(25,593)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$3,163	$3,141	$4,672	$5,212
Non-cash tax adjustments	471	(948)	2,591	143
Non-GAAP provision for income taxes	$3,634	$2,193	$7,263	$5,355

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income (loss) attributable to Verint Systems Inc.	$10,475	$11,475	$10,363	$(4,733)
Revenue adjustments related to acquisitions	727	—	962	—
Amortization of acquired technology	2,685	2,220	5,335	4,453
Amortization of other acquired intangible assets	5,415	5,338	10,961	10,677
Stock-based compensation expenses	6,641	8,035	14,191	26,004
Other adjustments	3,491	864	7,202	1,371
Expenses related to our filing delay	17	6,067	1,008	26,280
Loss on extinguishment of debt	—	—	8,136	—
Unrealized (gains) losses on derivatives, net	(377)	(3,796)	730	(7,763)
Non-cash tax adjustments	(471)	948	(2,591)	(143)
Total GAAP net income (loss) adjustments	18,128	19,676	45,934	60,879
Non-GAAP net income attributable to Verint Systems Inc.	$28,603	$31,151	$56,297	$56,146

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income (loss) attributable to Verint Systems Inc. common shares	$6,768	$7,921	$3,107	$(11,690)
Total GAAP net income (loss) adjustments	18,128	19,676	45,934	60,879
Non-GAAP net income attributable to Verint Systems Inc. common shares	$24,896	$27,597	$49,041	$49,189

Table Comparing GAAP Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.17	$0.23	$0.08	$(0.35)

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.57	$0.69	$1.13	$1.25

Shares used in computing GAAP diluted net income (loss) per common share (in thousands)	39,377	35,006	39,239	32,972

Shares used in computing non-GAAP diluted net income per common share (in thousands)	49,949	45,178	49,760	45,071

Table 3

Verint Systems Inc. and Subsidiaries

Segment Revenue

(Unaudited)

(In thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010

GAAP Revenue By Segment
Workforce Optimization Segment	$105,654	$94,795	$202,923	$191,675

Video Intelligence Segment	39,939	37,060	69,974	68,605
Communications Intelligence Segment	49,366	48,821	98,394	93,009
Total Video and Communications Intelligence	89,305	85,881	168,368	161,614
GAAP Total Revenue	$194,959	$180,676	$371,291	$353,289

Revenue adjustments related to acquisitions	$727	$—	$962	$—

Non-GAAP Revenue By Segment
Workforce Optimization Segment	$105,654	$94,795	$202,923	$191,675

Video Intelligence Segment	40,666	37,060	70,936	68,605
Communications Intelligence Segment	49,366	48,821	98,394	93,009
Total Video and Communications Intelligence	90,032	85,881	169,330	161,614

Non-GAAP Total Revenue	$195,686	$180,676	$372,253	$353,289

Table 4

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	July 31,	January 31,
	2011	2011

Assets
Current Assets:
Cash and cash equivalents	$179,147	$169,906
Restricted cash and bank time deposits	15,647	13,639
Accounts receivable, net	155,309	150,769
Inventories	19,722	16,987
Deferred cost of revenue	5,529	6,269
Prepaid expenses and other current assets	49,384	44,374
Total current assets	424,738	401,944
Property and equipment, net	24,386	23,176
Goodwill	753,972	738,674
Intangible assets, net	146,927	157,071
Capitalized software development costs, net	6,064	6,787
Long-term deferred cost of revenue	17,330	21,715
Other assets	32,608	26,760
Total assets	$1,406,025	$1,376,127

Liabilities, Preferred Stock, and Stockholders’ Equity
Current Liabilities:
Accounts payable	$39,596	$36,861
Accrued expenses and other current liabilities	148,161	163,029
Current maturities of long-term debt	6,000	—
Deferred revenue	145,553	142,465
Liabilities to affiliates	1,964	1,847
Total current liabilities	341,274	344,202
Long-term debt	591,105	583,234
Long-term deferred revenue	30,237	40,424
Other liabilities	41,391	45,038
Total liabilities	1,004,007	1,012,898
Preferred Stock - $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $345,257 at July 31, 2011.	285,542	285,542
Commitments and Contingencies
Stockholders’ Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 39,070,000 and 37,349,000 shares, respectively; outstanding 38,787,000 and 37,089,000 shares, as of July 31, 2011 and January 31, 2011, respectively.	39	38
Additional paid-in capital	540,744	519,834
Treasury stock, at cost — 283,000 and 260,000 shares as of July 31, 2011 and January 31, 2011, respectively.	(7,466)	(6,639)
Accumulated deficit	(384,394)	(394,757)
Accumulated other comprehensive loss	(36,364)	(42,069)
Total Verint Systems Inc. stockholders’ equity	112,559	76,407
Noncontrolling interest	3,917	1,280
Total liabilities stockholders’ equity	116,476	77,687
Total liabilities, preferred stock, and stockholders’ equity	$1,406,025	$1,376,127

Table 5

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended July 31,
	2011	2010

Cash flows from operating activities:
Net income (loss)	$12,829	$(3,225)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,539	23,952
Stock-based compensation	11,640	15,636
Non-cash losses on derivative financial instruments, net	1,907	3,347
Loss on extinguishment of debt	8,136	—
Other non-cash items, net	3,294	867
Changes in operating assets and liabilities, net of effects of business combination:
Accounts receivable	(4,491)	(5,447)
Inventories	(2,860)	(2,124)
Deferred cost of revenue	5,692	9,273
Prepaid expenses and other assets	(3,417)	2,936
Accounts payable and accrued expenses	(16,207)	(3,798)
Deferred revenue	(10,432)	(33,273)
Other, net	(3,792)	(2,632)
Net cash provided by operating activities	27,838	5,512

Cash flows from investing activities:
Cash paid for business combinations, net of cash acquired	(11,958)	(15,292)
Purchases of property and equipment	(6,715)	(3,550)
Settlements of derivative financial instruments not designated as hedges	(1,178)	(11,997)
Cash paid for capitalized software development costs	(1,662)	(858)
Change in restricted cash and bank time deposits	(1,883)	(9,720)
Other investing activities	(1,230)	—
Net cash used in investing activities	(24,626)	(41,417)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	597,000	—
Repayments of borrowings and other financing obligations	(583,786)	(22,679)
Payment of debt issuance and other debt-related costs	(15,034)	(3,688)
Proceeds from exercises of stock options	8,716	11,650
Purchases of treasury stock	(827)	(4,146)
Other financing activities	(2,004)	—
Net cash provided by (used in) financing activities	4,065	(18,863)
Effect of exchange rate changes on cash and cash equivalents	1,964	(1,368)
Net increase (decrease) in cash and cash equivalents	9,241	(56,136)
Cash and cash equivalents, beginning of period	169,906	184,335
Cash and cash equivalents, end of period	$179,147	$128,199

Supplemental disclosures of cash flow information:
Cash paid for interest	$15,427	$10,236
Cash paid for income taxes, net of refunds received	$7,780	$3,244
Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$659	$936
Inventory transfers to property and equipment	$332	$87
Liabilities for contingent consideration in business combinations	$904	$3,224
Stock options exercised, proceeds received subsequent to period end	$17	$285
Accrued but unpaid debt issuance and other debt-related costs	$—	$310
Supplier financing arrangements	$—	$1,480

Verint Systems Inc. and Subsidiaries

Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Table 2 includes a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions.  We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis.  We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology.  When we acquire an entity, we are required under GAAP to record the fair value of the intangible assets of the acquired entity and amortize it over their useful lives.  We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures.  These expenses are excluded from our non-GAAP financial measures because they are non-cash charges.  In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions.  Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses.  We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In recent periods, we also incurred significant cash-settled stock compensation due to our extended filing delay and restrictions on our ability to issue new shares of common stock to our employees.

Other adjustments.  We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions and certain extraordinary transactions, in both cases, whether or not consummated.  Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations.  These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Expenses related to our filing delay.  We exclude from our non-GAAP financial measures expenses related to our restatement of previously filed financial statements and our extended filing delay.  These expenses included professional fees and related expenses, as well as expenses associated with a special cash retention program.

These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net.  We exclude from our non-GAAP financial measures unrealized gains and losses on interest rate swaps and foreign currency derivatives.  These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions.

Loss on extinguishment of debt.  We exclude from our non-GAAP financial measures loss on extinguishment of debt attributable to refinancing of our debt because we believe it is not reflective of our ongoing operations.

Non-cash tax adjustments.  Non-cash tax adjustments represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.